Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 28, 2005, relating to the financial statements and financial statement schedule of Gulf Power Company, appearing in the Annual Report on Form 10-K of Gulf Power Company for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Atlanta, Georgia
September 22, 2005